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                                CREDIT AGREEMENT

                           Dated as of April 12, 1996

                                      among

                             SILICON GRAPHICS, INC.,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                                    as Agent,


                               CITICORP USA, INC.
                           as Co-Administrative Agent

                         THE DAI-ICHI KANGYO BANK, LTD.
                                  as Co-Agent,


                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                   Arranged by

                               BA SECURITIES, INC.



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                                TABLE OF CONTENTS
                                                                         Page

ARTICLE I  DEFINITIONS...................................................  1
1.01  Certain Defined Terms..............................................  1
1.02  Other Interpretive Provisions...................................... 15
1.03  Accounting Principles.............................................. 16

ARTICLE II  THE CREDITS.................................................. 16
2.01  Amounts and Terms of Commitments................................... 16
2.02  Notes.............................................................. 16
2.03  Procedure for Committed Borrowing.................................. 17
2.04  Conversion and Continuation Elections.............................. 18
2.05  Bid Borrowings..................................................... 19
2.06  Procedure for Bid Borrowings....................................... 20
2.07  Voluntary Termination or Reduction of Commitments.................. 24
2.08  Optional Prepayments............................................... 24
2.09  Repayment.......................................................... 25
2.10  Interest........................................................... 25
2.11  Fees............................................................... 26
               (a)  Other Fees........................................... 26
               (b)  Commitment Fees...................................... 27
               (c)  Utilization Fees..................................... 27
2.12  Computation of Fees and Interest................................... 28
2.13  Payments by the Company............................................ 28
2.14  Payments by the Banks to the Agent................................. 29
2.15  Sharing of Payments, Etc........................................... 30

ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY...................... 30
3.01  Taxes ............................................................. 30
3.02  Illegality......................................................... 32
3.03  Increased Costs and Reduction of Return............................ 33
3.04  Funding Losses..................................................... 34
3.05  Inability to Determine Rates....................................... 34
3.06  Reserves on LIBOR Rate Committed Loans............................. 35
3.07  Certificates of Banks.............................................. 35
3.08  Substitution of Banks.............................................. 35
3.09  Bank Affiliate Reference........................................... 35
3.10  Survival .......................................................... 36

ARTICLE IV  CONDITIONS PRECEDENT......................................... 36
4.01  Conditions of Initial Loans........................................ 36
               (a)     Credit Agreement and Notes........................ 36
               (b)     Resolutions; Incumbency........................... 36
               (c)     Organization Documents; Good Standing............. 36
               (d)     Legal Opinions.................................... 37
               (e)     Payment of Fees................................... 37
               (f)     Certificate....................................... 37
               (g)     Other Documents................................... 37
4.02  Conditions to All Borrowings....................................... 37
               (a)     Notice of Borrowing or Conversion/Continuation.... 37
               (b)     Continuation of Representations and Warranties.... 37
               (c)     No Existing Default............................... 38

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                                                                         Page


ARTICLE V  REPRESENTATIONS AND WARRANTIES................................ 38
5.01  Organization....................................................... 38
5.02  Corporate Authorization; No Contravention.......................... 38
5.03  Governmental Authorization......................................... 38
5.04  Binding Effect..................................................... 39
5.05  Litigation......................................................... 39
5.06  No Default......................................................... 39
5.07  ERISA Compliance................................................... 39
5.08  Use of Proceeds; Margin Regulations................................ 40
5.09  Title to Properties................................................ 40
5.10  Taxes ............................................................. 40
5.11  Financial Condition................................................ 40
5.12  Environmental Matters.............................................. 41
5.13  Regulated Entities................................................. 41
5.14  No Burdensome Restrictions......................................... 41
5.15  Labor Relations.................................................... 41
5.16  Copyrights, Patents, Trademarks and Licenses, Etc.................. 41
5.17  Subsidiaries....................................................... 41
5.18  Insurance.......................................................... 42
5.19  Full Disclosure.................................................... 42

ARTICLE VI  AFFIRMATIVE COVENANTS........................................ 42
6.01  Financial Statements............................................... 42
6.02  Certificates; Other Information.................................... 43
6.03  Notices ........................................................... 44
6.04  Preservation of Corporate Existence, Etc........................... 45
6.05  Maintenance of Property............................................ 45
6.06  Insurance.......................................................... 46
6.07  Payment of Obligations............................................. 46
6.08  Compliance with Laws............................................... 46
6.09  Inspection of Property and Books and Records....................... 46
6.10  Intentionally Omitted.............................................. 47
6.11  Compliance with ERISA.............................................. 47
6.12  Use of Proceeds.................................................... 47

ARTICLE VII  NEGATIVE COVENANTS.......................................... 47
7.01  Limitation on Liens................................................ 47
7.02  Disposition of Assets.............................................. 49
7.03  Consolidations, Mergers, Joint Ventures and Acquisitions........... 50
7.04  Intentionally Omitted.............................................. 50
7.05  Use of Proceeds.................................................... 50
7.06  Restricted Payments................................................ 51
7.07  Tangible Net Worth................................................. 51
7.08  Leverage Ratio..................................................... 52
7.09  ERISA ............................................................. 52
7.10  Change in Business................................................. 52
7.11  Accounting Changes................................................. 52

ARTICLE VIII  EVENTS OF DEFAULT.......................................... 52

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                                                                         Page

8.01  Event of Default................................................... 52
               (a)     Non-Payment....................................... 52
               (b)     Representation or Warranty........................ 52
               (c)     Specific Defaults................................. 52
               (d)     Other Defaults.................................... 53
               (e)     Cross-Default..................................... 53
               (f)     Insolvency; Voluntary Proceedings................. 54
               (g)     Involuntary Proceedings........................... 54
               (h)     ERISA............................................. 54
               (i)     Monetary Judgments................................ 54
               (j)     Non-Monetary Judgments............................ 55
               (k)     Change of Control................................. 55
               (l)     Material Adverse Effect........................... 55
8.02  Remedies........................................................... 55
8.03  Rights Not Exclusive............................................... 55
8.04 Certain Financial Covenant Defaults................................. 55

ARTICLE IX  THE AGENT.................................................... 56
9.01  Appointment and Authorization; "Agent"............................. 56
9.02  Delegation of Duties............................................... 56
9.03  Liability of Agent................................................. 56
9.04  Reliance by Agent.................................................. 57
9.05  Notice of Default.................................................. 57
9.06  Credit Decision.................................................... 58
9.07  Indemnification of Agent........................................... 58
9.08  Agent in Individual Capacity....................................... 59
9.09  Successor Agent.................................................... 59
9.10  Withholding Tax.................................................... 60
9.11  Co-Agent and Co-Administrative Agent............................... 61

ARTICLE X  MISCELLANEOUS................................................. 61
10.01  Amendments and Waivers............................................ 61
10.02  Notices........................................................... 62
10.03  No Waiver; Cumulative Remedies.................................... 63
10.04  Costs and Expenses................................................ 63
10.05  Company Indemnification........................................... 63
10.06  Payments Set Aside................................................ 64
10.07  Successors and Assigns............................................ 64
10.08  Assignments, Participations, Etc.................................. 64
10.09  Set-off .......................................................... 66
10.10  Automatic Debits of Fees.......................................... 67
10.11  Notification of Addresses, Lending Offices, Etc................... 67
10.12  Counterparts...................................................... 67
10.13  Severability...................................................... 67
10.14  No Third Parties Benefited........................................ 67
10.15  Governing Law and Jurisdiction.................................... 67
10.16  Waiver of Jury Trial.............................................. 68
10.17  Entire Agreement.................................................. 68
10.18  Confidentiality................................................... 68

                                      iii



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    EXHIBITS:

    Exhibit A                 Form of Notice of Borrowing
    Exhibit B                 Form of Notice of Conversion/Continuation
    Exhibit C                 Form of Compliance Certificate
    Exhibit E                 Form of Assignment and Acceptance
    Exhibit F                 Form of Competitive Bid Request
    Exhibit G                 Form of Invitation for Competitive Bids
    Exhibit H                 Form of Competitive Bid
    Exhibit I                 Form of Committed Loan Promissory Note
    Exhibit J                 Form of Bid Loan Promissory Note
    Exhibit K                 Form of Confidentiality Agreement


                                       iv



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                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is entered into as of April 12, 1996, among Silicon Graphics, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Bank of America National Trust and Savings Association, as Agent for the Banks, Citicorp USA, Inc., as Co- Administrative Agent for the Banks, and The Dai-Ichi Kangyo Bank, Ltd., as Co-Agent for the Banks.

         WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                  "Absolute Rate" has the meaning specified in subsection 2.06(c).

                  "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.06.

                  "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                  "Affected Bank" has the meaning specified in
         Section 3.08.

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                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise. Without limitation, any director, executive officer or beneficial owner of 5% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. In no event shall the Bank be deemed an "Affiliate" of the Company or of any Subsidiary of the Company.

                  "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 9.09.

                  "Agent-Related Persons" means BofA as a bank, together with the Agent (and any successor agent arising under Section 9.09) and the Arranger and the officers, directors, employees, agents and attorneys-in-fact of such Persons.

                  "Agent's Payment Office" means the address for payments set forth on Schedule 10.02 or such other address as the Agent may from time to time specify.

                  "Agreement" means this Credit Agreement.

                  "Applicable Margin" has meaning specified in
         Section 2.10.

                  "Arranger" means BA Securities, Inc., a Delaware corporation.

                  "Assignee" has the meaning specified in subsection
         10.08(a).

                  "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Bank" has the meaning specified in the introductory clause hereto.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

                  "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco,

         California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                  Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Committed Loan" means a Committed Loan that bears interest based on the Base Rate.

                  "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans of the same Bid Loan Type made to the Company on the same day by one or more Banks.

                  "Bid Loan" means a Loan by a Bank to the Company under Section 2.05, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan (each, a "Bid Loan Type" of Bid Loan).

                  "Bid Loan Lender" means, in respect of any Bid Loan, the Bank making such Bid Loan to the Company.

                  "Bid Loan Note" has the meaning specified in Section
         2.02.

                  "Bid Loan Type" has the meaning specified in the definition of "Bid Loan."

                  "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                  "Borrowing" means a borrowing hereunder consisting of either Committed Loans of the same Committed Loan Type or Bid Loans of the same Bid Loan Type made to the Company on the same day by the Banks under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Committed Loans, having the same Interest Period.

                  "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Change of Control" means (a) any Person or two or more Persons acting in concert shall acquire beneficial ownership, directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (b) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors.

                  "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

                  "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  "Commitment", as to each Bank, has the meaning specified in Section 2.01.

                  "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans of the same Committed Loan Type made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of LIBOR Rate Committed Loans, having the same Interest Periods.

                  "Committed Loan" means a Loan by a Bank to the Company under
         Section 2.01, and may be a LIBOR Rate Committed Loan or a Base Rate Committed Loan (each, a "Committed Loan Type" of Committed Loan).

                  "Committed Loan Note" has the meaning specified in
         Section 2.02.

                  "Committed Loan Type" has the meaning specified in the definition of "Committed Loan."

                  "Competitive Bid" means an offer by a Bank to make a Bid Loan in accordance with subsection 2.06(b).

                  "Competitive Bid Request" has the meaning specified in subsection 2.06(a).

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation Date" means any date on which, under
         Section 2.04, the Company (a) converts Committed Loans of one Committed Loan Type to another Committed Loan Type, or (b) continues as Committed Loans of the same Committed Loan Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and
         (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental and health and safety matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi- employer Plan is in reorganization or has been terminated; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan;
         (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan provided, however, that the event or condition specified under Section 4042(a)(4) of ERISA will be an ERISA Event only if the PBGC shall have notified the Company or any ERISA Affiliate that it has determined that such event or condition has occurred;

                  "Event of Default" means any of the events or circumstances specified in Section 8.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m.(New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank.

                  "Fee Letter" has the meaning specified in subsection
         2.11(a).

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to
         Section 3.01, net of an appropriate offset for any reduction in taxes or other tax benefit that the Agent or affected Bank realizes or will realize in the form of a foreign tax credit or deduction for taxes, as determined by the Agent or affected Bank in its reasonable discretion.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guaranty Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without unlimited recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"). The amount of any Guaranty Obligation, shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business pursuant to ordinary terms); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), excluding obligations arising from master lease agreements and other off-balance sheet financing arrangements; (e) all capital lease obligations; and (f) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.

                  "Indemnified Liabilities" has the meaning specified in
         Section 10.05.

                  "Indemnified Person" has the meaning specified in
         Section 10.05.

                  "Independent Auditor" has the meaning specified in subsection 6.01(a).

                  "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Interest Payment Date" means, as to any Loan other than a Base Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan, the last Business Day of each calendar quarter, provided, however, that (a) if any Interest Period for a LIBOR Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.

                  "Interest Period" means, (a) as to any LIBOR Rate Loan, the period commencing on the Borrowing Date of such Loan, or (in the case of any LIBOR Rate Committed Loan) on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Committed Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing, Notice of Conversion/Continuation or Competitive Bid Request, as the case may be; and (b) as to any Absolute Rate Bid Loan, a period of not less than 14 days and not more than 365 days as selected by the Company in the applicable Competitive Bid Request; provided that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period pertaining to a LIBOR Rate
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period for any Loan shall extend
                  beyond the Revolving Termination Date.

                  "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit G.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "LIBOR Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

                  "Leverage Ratio" means, at the time of determination the ratio of Total Debt to Total Capitalization.

                  "LIBOR Auction" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.06.

                  "LIBOR Bid Loan" means any Bid Loan that bears interest at a rate based upon the LIBOR Rate.

                  "LIBOR Bid Margin" has the meaning specified in subsection 2.06(c)(ii)(C).

                  "LIBOR Rate" means, for any Interest Period with respect to a LIBOR Bid Loan or LIBOR Rate Committed Loan the rate of interest per annum determined by the Agent to be the rate of interest (rounded upward to the nearest 1/16th of 1%) at which dollar deposits in the approximate amount of, in the case of LIBOR Bid Loans, the LIBOR Bid Loans to be borrowed in such Bid Loan Borrowing, and, in the case of LIBOR Rate Committed Loans, the LIBOR Rate Committed Loan to be made, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  "LIBOR Rate Committed Loan" means any Committed Loan that bears interest based on the LIBOR Rate.

                  "LIBOR Rate Loan" means a Loan that bears interest based on the LIBOR Rate.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease and not including obligations under off balance sheet Master lease agreements and other off balance sheet financings of real property and related furniture, fixtures, equipment and other related assets.

                  "Loan" means an extension of credit by a Bank to the Company under Article II, and may be a Committed Loan or a Bid Loan.

                  "Loan Documents" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation U of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

                  "Multi-employer Plan" means a "multi-employer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "Notes" means the Committed Loan Notes and the Bid
         Loan Notes.

                  "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                  "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents without duplication of all Taxes.

                  "Participant" has the meaning specified in subsection
         10.08(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA other than a Multi-employer Plan which the Company or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Liens" has the meaning specified in Section
         7.01.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                  "Replacement Bank" has the meaning specified in
         Section 3.08.

                  "Required Banks" means (a) at any time if no Loans are then outstanding, Banks then holding at least 66 2/3% of the Commitments, and (b) otherwise, Banks then holding at least 66 2/3% of the then aggregate unpaid principal amount of the Loans.

                  "Reportable Event" means, any of the events set forth in
         Section 4043(c) of ERISA other than any such event for which the 30-day notice requirement under ERISA has been waived.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chairman and chief executive officer; the president and chief operating officer; the senior vice president, finance and chief financial officer; the vice president, treasurer; or the vice president, controller of the Company, or any other officer having substantially the same authority and responsibility or, with respect to financial matters, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                  "Revolving Termination Date" means the earlier to occur of:

                           (a)      April [17], 1999; and

                           (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                  "Tangible Net Worth" has the meaning specified in
         Section 7.07.

                  "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding (a) in the case of each Bank and the Agent, respectively, franchise taxes and taxes imposed on or measured by its net income by the U.S. or any jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office, and (b) in the case of each Bank, withholding taxes to which it is subject on the Closing Date (or on the date it becomes an Assignee).

                  "Total Capitalization" means, on a consolidated basis, at the time of determination, the sum of Total Debt of the Company and the Company's consolidated Tangible Net Worth.

                  "Total Debt" means, on a consolidated basis, at the time of determination, all obligations for borrowed money, capital leases and the present value of operating leases (with "present value" for purposes hereof meaning eight times annual operating lease payments).

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each means the United States of America.

                  "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means "including without limitation."

                           (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Company, the Banks or the Agent merely because of the Company's, the Agent's or Banks' involvement in their preparation.

                  (h) Performance. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.

         1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                   ARTICLE II

                                   THE CREDITS

         2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on Schedule 2.01 (such amount, as the same may be reduced under Section 2.07 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Committed Borrowing, the aggregate principal amount of all outstanding Loans, together with the aggregate principal amount of all Bid Loans outstanding, shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.08 and re-borrow under this Section 2.01.

         2.02 Notes. The Committed Loans made by such Bank may be evidenced by a note ("Committed Loan Note") and the Bid Loans to be made by such Bank may also be evidenced by a note ("Bid Loan Note"), instead of or in addition to loan accounts (which loan account records shall also be conclusive absent manifest error). Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

         2.03 Procedure for Committed Borrowing. (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Rate Loans, and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                                    (A) the amount of the Committed Borrowing,
                  which shall be in an aggregate minimum amount of (x) $5,000,000 or any multiple of $100,000 in excess thereof for LIBOR Rate Committed Loans and (y) $1,000,000 or any multiple of $100,000 in excess thereof for Base Rate Committed Loans;

                                    (B)     the requested Borrowing Date, which
                  shall be a Business Day;

                                    (C)     the Committed Loan Type of Loans
                  comprising the Committed Borrowing; and

                                    (D) the duration of the Interest Period
                  applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month.

provided, however, that with respect to any Committed Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San Francisco time) one Business Day before the Closing Date if such Committed Borrowing will consist of Base Rate Committed Loans only and three Business Days prior to the Closing Date if such Committed Borrowing will consist of LIBOR Rate Committed Loans.

                  (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Committed Borrowing.

                  (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Committed Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                  (d) After giving effect to any Committed Borrowing, unless the Agent shall otherwise consent, there may not be more than nine different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding; provided that no more than six of such Interest Periods shall be in respect of Committed Loans and no more than three of such Interest Periods shall be in respect of Bid Loans.

         2.04 Conversion and Continuation Elections for Committed Borrowings. (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                           (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, to convert any such Committed Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $100,000 in excess thereof) into Committed Loans of the other Committed Loan Type; or

                           (ii) elect, as of the last day of the applicable Interest Period for any LIBOR Rate Committed Loan, to convert to a Base Rate Committed Loan or continue as a LIBOR Rate Committed Loan any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Committed Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Committed Loans shall automatically convert into Base Rate Committed Loans, and on and after such date the right of the Company to continue such Committed Loans as, and convert such Committed Loans into, LIBOR Rate Committed Loans shall terminate.

                  (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as LIBOR Rate Committed Loans, and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans, specifying:

                                    (A)     the proposed Conversion/Continuation
                  Date;

                                    (B)     the aggregate amount of Committed
                  Loans to be continued;

                                    (C)     in the case of conversion or
                  continuation of Committed LIBOR Rate Loans, the
                  Borrowing(s) to be converted or continued, as the case may be;

                                    (D)     the Committed Loan Type of Committed
                  Loans resulting from the proposed conversion or continuation; and

                                    (E) other than in the case of conversions
                  into Base Rate Committed Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Committed Loans, (i) the Company has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Committed Loans, as the case may be, the Company shall be deemed to have elected to continue such LIBOR Rate Committed Loans as LIBOR Rate Committed Loans with the same Interest Periods as were applicable for the LIBOR Rate Loans then expiring, and (ii) if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such LIBOR Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Required Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Committed Loan converted into or continued as a LIBOR Rate Committed Loan.

                  (f) After giving effect to any conversion or continuation of Committed Loans, unless the Agent shall otherwise consent, there may not be more than nine different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding; provided that no more than six of such Interest Periods shall be in respect of Committed Loans and no more than three such Interest periods shall be in respect of Bid Loans.

         2.05 Bid Borrowings. In addition to Committed Borrowings pursuant to
Section 2.03, each Bank severally agrees that the Company may, as set forth in
Section 2.06, from time to time request the Banks prior to the Revolving Termination Date to submit offers to make Bid Loans to the Company; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks exceed the combined Commitments; or (b) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceeds nine.

         2.06 Procedure for Bid Borrowings. (a) When the Company wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit F (a "Competitive Bid Request") so as to be received no later than 9:00 a.m. (San Francisco time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                           (i)  the date of such Bid Borrowing, which
         shall be a Business Day;

                           (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $100,000 in excess thereof;

                           (iii)  whether the Competitive Bids
         requested are to be for LIBOR Bid Loans or Absolute
         Rate Bid Loans or both; and

                           (iv) the duration of the respective Interest Periods to be applicable to the requested Bid Loans, subject to the provisions of the definition of "Interest Period" herein.

Subject to subsection 2.06(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

                  (b) Upon receipt of a Competitive Bid Request and payment of all fees due to the Agent in connection therewith, the Agent will promptly send to the Banks by facsimile transmission an Invitation for Competitive Bids in the form of Exhibit G, which shall constitute an invitation by the Company to each Bank to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.06.

                  (c)      (i)      Each Bank may at its discretion submit
         a Competitive Bid containing an offer or offers to make

         Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.06(c) and must be submitted to the Agent by facsimile transmission at the Agent's office for notices set forth on the signature pages hereto not later than (i) 6:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (2) 6:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (A) 6:15 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (B) 6:15 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                      (ii) Each Competitive Bid shall be in substantially the form of Exhibit H, specifying therein:

                           (A) the proposed date of Borrowing;

                           (B) the principal amount of each Bid Loan for which
                      such Competitive Bid is being made, which principal amount
                      (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $5,000,000 or in multiples of $100,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                           (C) in the case of any Bid Loan for which such
                      Competitive Bid is being made in response to the Company's election of a LIBOR Auction, the margin above or below LIBOR (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable LIBOR and the Interest Period applicable thereto;

                           (D) in the case of any Bid Loan for which such
                      Competitive Bid is being made in response to the Company's election of an Absolute Rate Auction, the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "Absolute Rate") offered for each such Bid Loan; and

                           (E) the identity of the quoting Bank.

         A Competitive Bid may contain up to three separate offers of Bid Loans by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                      (iii)  Any Competitive Bid shall be
         disregarded if it:

                           (A) is not substantially in conformity with Exhibit H
                      or does not specify all of the information required by subsection (c)(ii) of this Section;

                           (B) contains qualifying, conditional or similar
                      language;

                           (C) proposes terms other than or in addition to those
                      set forth in the applicable Invitation for Competitive Bids; or

                           (D) arrives after the time set forth in subsection
                      (c)(i).

                (d) Promptly on receipt and not later than 7:00 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing in the case of a LIBOR Auction, or 7:00 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Bank that is in accordance with subsection 2.06(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.06(c). The Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 3.02, 3.05 and 4.02 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the Company.

                  (e) Not later than 7:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 7:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.06(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

                           (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                           (ii)  the principal amount of each Bid
         Borrowing must be $5,000,000 or in any multiple of $100,000 in excess thereof;

                           (iii) acceptance of offers of Bid Loans having the requisite principal amount and Interest Period may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                           (iv) the Company may not accept any offer that is described in subsection 2.06(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (f) If offers are made by two or more Banks with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not less than $100,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Allocation by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

                  (g) (i) The Agent will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                           (ii) Each Bank, which has received notice pursuant to subsection 2.06(g)(i) that its Competitive Bid has been accepted, shall make the amounts of Bid Loans offered in such Competitive Bid that have been accepted by the Company available to the Agent for the account of the Company at the Agent's Payment Office, by 11:00 a.m.
         (San Francisco time), on such date of Bid Borrowing, in funds immediately available to the Agent for the account of the Company at the Agent's Payment Office.

                           (iii) Promptly following each Bid Borrowing, the Agent shall notify each Bank of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                           (iv) From time to time, the Company and the Banks shall furnish such information to the Agent as the Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

                  (h) If, on or prior to the proposed date of a Bid Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 3.02, 3.05 and 4.02 hereof are satisfied, the Banks whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.06 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

         2.07 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by increments having aggregate minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Committed Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any termination of Commitments, shall be paid on the effective date of such termination.

         2.08 Optional Prepayments. (a) Subject to Section 3.04, the Company may, at any time or from time to time, upon not less than (i) one Business Day's irrevocable notice to the Agent for Base Rate Committed Loans and (ii) three Business Days' irrevocable notice to the Agent for LIBOR Rate Committed Loans, ratably prepay Committed Loans in whole or in part, in minimum amounts of (A) $1,000,000 or any multiple of $100,000 in excess thereof for

LIBOR Rate Committed Loans and (B) $100,000 or any multiple of $100,000 in excess thereof for Base Rate Committed Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Committed Loan Type(s) of Committed Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 3.04.

                  (b) Bid Loans may not be voluntarily prepaid other than with the consent of the applicable Bid Loan Lender.

         2.09 Repayment. The Company shall repay (a) the principal amount of all Base Rate Loans on the Revolving Termination Date and (b) all LIBOR Rate Loans on the last day of the Interest Period that is pending for such Loans, which shall in no event be later than the Revolving Termination Date.

         2.10 Interest. (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBOR Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Committed Loan Types of Loans under Section 2.04), plus the amounts described in the following sentences (each such amount added to each Loan referred to as the "Applicable Margin"). Except for the Applicable Margin in effect from the Closing Date until the Agent's receipt of the first Compliance Certificate, the Applicable Margin will be determined by the Agent from time to time in accordance with the table set forth below based on the Leverage Ratio at the end of the fiscal quarter of the Company to which the most recent Compliance Certificate of the Company delivered by the Company pursuant hereto pertains. Such determination shall be based on the calculations of the Leverage Ratio set forth in such Compliance Certificate of the Company and shall apply from the first Business Day after the Agent receives such Compliance Certificate through the Business Day when the Agent receives the applicable Compliance Certificate for the next fiscal quarter. From the Closing Date through the date of the Agent's receipt of the first Compliance Certificate, the Applicable Margin for LIBOR Rate Loans shall be .275% and for Base Rate Loans shall be 0%.

                                        Applicable Margin
                                        -----------------

                                        LIBOR                  Base
Leverage Ratio                          Rate                   Rate
- --------------                          -----                  ----

Less than or equal to 25%               +0.225%                 +0%

More than 25% but less than             +0.275%                 +0%
   or equal to 45%

More than 45% but less than             +0.400%                 +0%
   or equal to 55%




Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the LIBOR Rate plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate, as the case may be applicable thereto.

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date for such Loan. Interest shall also be paid on the date of any prepayment of Committed Loans under Section 2.08 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

                  (c) Notwithstanding subsection (a) of this Section, in the case Loans are not paid within the time periods set forth in Section 8.01(a), the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 1.50% per annum to the interest rate otherwise in effect during such period for such Loans.

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

         2.11 Fees. (a) Other Fees. The Company shall pay certain fees as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated March 12, 1996.

                  (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent in accordance with the following sentences (Bid Loans shall not be deemed to utilize any Bank's Commitment for purposes of this clause (b)). Except for the fees in effect from the Closing Date until the Agent's receipt of the first Compliance Certificate, the applicable fees will be determined by the Agent from time to time in accordance with the table set forth below based on the Leverage Ratio at the end of the fiscal quarter of the Company to which the most recent Compliance Certificate of the Company delivered by the Company pursuant hereto pertains. Such determination shall be based on the calculations of the Leverage Ratio set forth in such Compliance Certificate of the Company and shall apply from the first Business Day after the Agent receives such Compliance Certificate through the Business Day when the Agent receives the applicable Compliance Certificate as provided herein for the next fiscal quarter. From the Closing Date until and through the date of the Agent's receipt of the first Compliance Certificate, the commitment fee shall accrue at a rate of .125% per annum.


Leverage Ratio                         Commitment Fee
- --------------                         --------------

Less than or equal to 25%                  0.100%

More than 25% but less than or             0.125%
   equal to 45%

More than 45% but less than or             0.175%
   equal to 55%




Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on June 28, 1996 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any termination of Commitments under Section 2.07, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of or termination, with the following quarterly payment being calculated on the basis of the period from such termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
Article IV are not met.

                  (c) Utilization Fees. The Company agrees to pay to the Agent for the account of each Bank a utilization fee of .100% on all Committed Loans made by such Bank during periods in which

60% or more of the Commitments are utilized, payable quarterly in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent (Bid Loans shall not be deemed to utilize a Bank's
Commitment for purposes of this clause (c)). Such utilization fee shall accrue during, and only during, such periods when 60% or more of the Commitments have been utilized for outstanding principal of Committed Loans, from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on June 28, 1996 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any termination of Commitments under Section 2.07, the accrued utilization fee calculated for the period ending on such date shall also be paid on the date of such termination, with the following quarterly payment being calculated on the basis of the period from such termination date to such quarterly payment date. The utilization fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

         2.12 Computation of Fees and Interest. (a) All computations of interest based on the Base Rate (when such rate is determined by BofA's "reference rate") shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

         2.13 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         2.14 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Committed Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Committed Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

                  (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

         2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 Taxes. (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                  (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or, without duplication of any Taxes or other Taxes, Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                           (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;


                           (ii) the Company shall make such deductions and withholdings;

                           (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                  (c) The Company agrees to indemnify and hold harmless each Bank and the Agent without duplication for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                  (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Bank or the Agent.

                  (e) Each Bank organized under the laws of jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each bank that is initially a party hereto and on the date of the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank, and from time to time thereafter as requested in writing by the Company or the Agent (but only so long thereafter as such Bank remains lawfully able to do so), provide each of the Agent and the Company with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue

Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Bank becomes a party to this Agreement, the Bank assignor was entitled to payments under subsection (a), (b) or (c) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Bank assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Bank reasonably considers to be confidential, the Bank shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Bank has failed to provide the Company with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Bank shall not be entitled to indemnification under subsection (a), (b) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover under such Taxes.

                  (g) Without limiting the provisions of Section 3.08, if the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

         3.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office, in the case of LIBOR Bid Loans, to make LIBOR Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make LIBOR Rate Loans (including in respect of any LIBOR Bid Loan as to which the Company has accepted such Bank's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                  (b) If a Bank determines that it is unlawful for such Bank to maintain any LIBOR Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loan. If the Company is required to so prepay any LIBOR Rate Committed Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.

         3.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law)(without duplication of any cost covered by the provisions of Section 3.06), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Committed Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, or (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         3.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                  (a) the failure of the Company to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  (b) the failure of the Company to borrow, continue or convert a Committed Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                  (c) the failure of the Company to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.08;

                  (d) the prepayment (including pursuant to Sections 2.07, 2.08 or 2.09) or other payment (including after acceleration thereof) of any LIBOR Rate Loan or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under Section 2.04 of any LIBOR Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

         3.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate applicable pursuant to subsection 2.10(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Committed Loans shall be made, converted or continued as Base Rate Committed Loans instead of LIBOR Rate Committed Loans.

         3.06 Reserves on LIBOR Rate Committed Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each LIBOR Rate Committed Loan equal to the actual costs of such reserves allocated to such Committed Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Committed Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

         3.07 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

         3.08 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Article III, the Company may: (a) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (b) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or
(c) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (a) or (c) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld). Any substitution of a Replacement Bank for an Affiliated Bank shall be by Assignment and Acceptance pursuant to Section 10.08(a) and shall be effective when any applicable assignment fee has been paid by the assignee or the Company and the Affected Bank receives payment of its Loans, all accrued interest and fees through the effective date of such assignment and any amounts which would be payable to the Affected Bank under Section 3.04 if the Loans were prepaid in full on such date.

         3.09 Bank Affiliate Reference. For purposes of determining the effect in respect of Citicorp USA, Inc. of Sections 3.02, 3.03, 3.04, 3.05 and 3.06, such effect shall be determined taking into account the effect that such provisions would have if Citibank, N.A. were a Bank hereunder in lieu of Citicorp USA, Inc.

         3.10 Survival. The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.01 Conditions of Initial Loans. The obligation of each Bank to make its initial Committed Loan hereunder, and to receive through the Agent the initial Competitive Bid Request, is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance reasonably satisfactory to the Agent and each Bank, and in sufficient copies (other than the Notes) for each Bank:

                  (a) Credit Agreement and Notes. This Agreement and the Notes to the extent Notes have been requested by any of the Banks (other than the Notes for Bid Loans) executed by each party thereto;

                  (b)      Resolutions; Incumbency.

                           (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of Company; and

                           (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                  (c) Organization Documents; Good Standing. Each of the following documents:

                           (i) the certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                           (ii) a good standing certificate for the Company from the Secretary of State of its state of incorporation and the State of California, each as of a recent date;

                  (d) Legal Opinions. Opinions of Shearman & Sterling and in-house counsel to the Company and addressed to the Agent and the Banks, substantially in the forms of Exhibit D-1 and Exhibit D-2, respectively;

                  (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date; including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 10.04;


                  (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                           (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                           (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                           (iii) there has occurred since December 31, 1995, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                  (g) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

         4.02 Conditions to All Borrowings. The obligation of each Bank to make any Committed Loan to be made by it, and the obligation of any Bank to make any Bid Loan as to which the Company has accepted the relevant Competitive Bid (including its initial Loan), or to continue or convert any Committed Loan under
Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

                  (a) Notice of Borrowing or Conversion/Continuation. As to any Committed Loan, the Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

                  (b)      Continuation of Representations and Warranties.
The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                  (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation and Competitive Bid Request submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this Section 4.02 are satisfied.




                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Bank that:

         5.01 Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective properties and to carry on its respective businesses as now being conducted.

         5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, and any other Loan Document to which it is party, have been duly authorized by all necessary corporate action, and do not and will not:

                  (a) contravene the terms of any of the Company's Organization Documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

                  (c) to the best knowledge of the Company, violate any Requirement of Law.

         5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

         5.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         5.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any of its properties which purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby. No injunction, writ, temporary restraining order or any order of any nature binding on the Company has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

         5.07 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code. Each Plan which is intended to qualify under Section 401(a) of the Code has received, or has applied for within the required time period, a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, except to the extent that a failure to make any such contribution would not reasonably be expected to result in a Material Adverse Effect. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made by the Company or any ERISA Affiliate with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to result in a Material Adverse Effect; and (ii) neither the Company nor any ERISA Affiliate has engaged in a transaction that could subject the Company or such ERISA Affiliate to liability that could reasonably be expected to result in a Material Adverse Effect under
Section 4069 or 4212(c) of ERISA.

         5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.05. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         5.09 Title to Properties. The Company and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no notice of lien with respect to a Lien securing an obligation in excess of $100,000 has been filed or recorded. There is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

         5.11  Financial Condition.

                  (a) The consolidated unaudited financial statements of financial condition of the Company and its Subsidiaries dated December 31, 1995, and the related unaudited consolidated statements of operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

                           (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

                           (ii) are complete, accurate and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby.

                  (b) Since December 31, 1995, there has been no Material Adverse Effect.

         5.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 5.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or, to the best knowledge of the Company, any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         5.15 Labor Relations. There are no strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries that would be likely to have a Material Adverse Effect, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority that would be likely to have a Material Adverse Effect.

         5.16 Copyrights, Patents, Trademarks and Licenses, Etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person that could reasonably be expected to have a Material Adverse Effect.

         5.17 Subsidiaries. On the date hereof, other than with respect to Subsidiaries of Cray Research, Inc., the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.17 hereto and has no equity investment in any one other corporation or entity which exceeds $25,000,000 (or any investments in any other corporations or entities which in the aggregate exceed $50,000,000) other than those specifically disclosed in part (b) of Schedule 5.17.

         5.18 Insurance. The properties of the Company and its Subsidiaries are insured in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates, provided, that this Section 5.18 shall not be construed as requiring the Company to maintain or cause to be maintained earthquake, errors and omissions, pollution, directors and officers, patent infringement or professional liability insurance.

         5.19 Full Disclosure. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company in connection with the Loan Documents (excluding the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that nothing in this Section 5.19 shall apply to any projections, forward-looking information or other similar or related information furnished by or on behalf of Company or any Subsidiary in connection with the Loan Documents.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

         6.01 Financial Statements. The Company shall deliver to the Agent, in form and detail reasonably satisfactory to the Agent and the Required Banks, with sufficient copies for each
Bank:

                  (a) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the unqualified opinion of a nationally-recognized independent public accounting firm (the "Independent Auditor") which opinion shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

                  (b) as soon as available, but not later than 50 days after the end of each of the first three fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

                  (c) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission;

                  (d) as soon as available, but not later than 50 days after the end of each of the first three fiscal quarters of each year, a copy of the Company's quarterly report on Form 10-Q as filed with the Securities and Exchange Commission; and

                  (e) as soon as available, but not later than 15 days after the event, circumstance or occurrence giving rise to the filing thereof, a copy of any report on Form 8-K filed by the Company with the Securities and Exchange Commission.

         6.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

                  (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b) above, a Compliance Certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Company, during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable subsection reference) in such certificate, and (ii) showing in detail the calculations supporting such statements in respect of Sections 7.07 and 7.08.

                  (b) in addition to those financial statements and reports required pursuant to Section 6.01, promptly after the same are sent, copies of all other financial statements and reports which the Company sends to its shareholders; and promptly after the same are filed, copies of all other financial statements and regular, periodical or material special reports which the Company may make to, or file with, the Securities and

Exchange Commission or any successor or similar Federal Governmental Authority; and

                  (c) promptly, such additional business, financial, corporate affairs and other information as any Bank may from time to time reasonably request.

         6.03 Notices. The Company shall promptly notify the Agent and each Bank:

                  (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                  (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which is likely to result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority which is likely to have a Material Adverse Effect;

                  (c) of the commencement of any litigation or proceeding in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

                  (d) upon, but in no event later than 10 days after, becoming aware of any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their Properties pursuant to any applicable Environmental Laws;

                  (e) of any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

                  (f) of any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Bank pursuant to subsections 6.01(a) and (b);

                  (g) of any material change in accounting policies or public financial reporting practices by the Company or any of its Subsidiaries other than such changes are disclosed in such reports as are generally recommended to be, or are generally adopted by, Persons subject to the financial reporting requirements of the Exchange Act or as a result of legislative, regulatory or GAAP requirements;

                  (h) of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the

Company or any of its Subsidiaries which is likely to have a Material Adverse Effect; or

                   (i) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                           (i) an ERISA Event which could reasonably be expected to result in a Material Adverse Effect; or

                           (ii) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability that could reasonably be expected to result in a Material Adverse Effect.

                  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated as a result of the matter to which such notice pertains.

         6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each significant subsidiary to preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation ("significant subsidiary" has the meaning specified in Regulation S-X under the Exchange Act).

         The Company shall, and shall cause each Subsidiary to:

                  (a) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary for conduct of its business and which, if not preserved or maintained, are likely to have a Material Adverse Effect; and

                  (b) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.05 Maintenance of Property. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is necessary for the carrying on of its business in good working order and condition, ordinary wear and tear excepted.

         6.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similarly situated business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, provided, that this Section 6.06 shall not be construed as requiring the Company to maintain or cause to be maintained earthquake, errors and omissions, pollution, directors and officers, patent infringement or professional liability insurance.

         6.07 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their obligations and liabilities unless failure to do so is not likely to have a Material Adverse Effect, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves as required in accordance with GAAP are being maintained by the Company or such Subsidiary;

                  (b) all lawful claims in excess of $10,000,000 which, if unpaid, would by law become a Lien upon its property; and

                  (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.08 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and Environmental
Laws), except such noncompliance as is not likely to have a Material Adverse Effect or such noncompliance which is being contested in good faith or as to which a bona fide dispute may exist.

         6.09 Inspection of Property and Books and Records. The Company shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company provided, that, in the event the Company reasonably objects to the Bank that any Person so designated by the Bank is a competitor or an affiliate of a competitor of the Company or any of its Subsidiaries (or an employee thereof), the Company shall not be required to afford such Person any inspection rights.

         6.10  Intentionally Omitted.

         6.11 Compliance with ERISA. Except as failure to satisfy any of the covenants in this Section 6.11 could not reasonably be expected to result in a Material Adverse Effect, the Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan (other than Multi-employer Plans) in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan (other than Multi-employer Plans) which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.12 Use of Proceeds. The Company shall use the proceeds of the extensions of credit hereunder solely for working capital, acquisitions permitted hereunder and other general corporate purposes and otherwise in the ordinary course of business but not in contravention of any Requirement of Law. Notwithstanding anything to the contrary in this Section 6.12 of the Credit Agreement, the Company may use the proceeds of the extensions of credit thereunder to acquire, or to finance its acquisition of, or to cause any Wholly-Owned Subsidiary to acquire, or finance the acquisition of, the common stock of Cray Research, Inc.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

         7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien existing on the property of the Company or its Subsidiaries on the Closing Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date and any refinancings of such Indebtedness so long as the principal amount of such Indebtedness so refinanced does not increase;

                  (b)      any Lien created under any Loan Document;

                  (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

                  (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;

                  (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) Liens on the property of the Company or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries or which relate to the relocation of the direct off-ramp to northbound North Shoreline Boulevard from Highway 101;

                  (h) Purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property and any refinancings of such Indebtedness so long as the principal amount of such Indebtedness so refinanced does not increase; provided that (i) such Lien attaches solely to the property so acquired in such transaction, and (ii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

                  (i) Liens arising in connection with sale/leaseback transactions so long as the aggregate amount of Indebtedness secured by such Liens does not exceed 10% of the Company's Tangible Net Worth measured on a consolidated rolling basis as of the end of the most recent fiscal quarter of the Company; and

                  (j) Liens arising in connection with accounts receivables financings pursuant to Section 7.02(f).

         7.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable (with or without recourse)) or enter into any agreement to do any of the foregoing, except:

                  (a) dispositions of inventory, used, out-moded, worn-out or surplus equipment, lease receivables or equipment leases, all in the ordinary course of business;

                  (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                  (c) dispositions pursuant to sale-leaseback transactions provided, that (i) the aggregate sales price paid as consideration in such transactions does not exceed 10% of the Company's Tangible Net Worth measured on a consolidated rolling basis as of the end of the most recent fiscal quarter of the Company, (ii) the aggregate sales price from any disposition pursuant to a sale-leaseback transaction shall be paid in cash and (iii) sale-leaseback transactions shall be permitted only with respect to real property and related furniture, fixtures, equipment, and related assets;

                  (d) dispositions not otherwise permitted hereunder (other than sale-leaseback transactions) which are made for fair market value; provided, that (i) at the time of any disposition, no Default or Event of Default shall exist or shall result from such disposition, and (ii) the aggregate fair market value of all assets so sold by the Company and its Subsidiaries, together with all other sales under this subsection (c) since the Closing Date, shall not exceed in the aggregate 30% of the Company's Tangible Net Worth measured on a consolidated rolling basis as of the end of the most recent fiscal quarter of the Company;

                  (e) disposition of all or a portion of the common stock of Cray Research, Inc. acquired by the Company or any Wholly-Owned Subsidiaries of the Company and of assets and facilities of Cray Research, Inc. and its Subsidiaries
(including, without limitation, the Business Systems Division of Cray Research, Inc.); and

                  (f) limited recourse financings of accounts receivable by the Company so long as such financings are for fair market value (taking account of any over-collateralization or discounts provided in connection with such financings) and for cash consideration received at the time of such financings, provided that the aggregate amount of accounts receivable financed at any one time is not greater than the lesser of (i) $200,000,000, (ii)

10% of the Company's Tangible Net Worth measured on a consolidated rolling basis as of the end of the most recent fiscal quarter of the Company, and (iii) 20% of the accounts receivable of the Company measured on a consolidated rolling basis as of the end of the most recent fiscal quarter of the Company.

         7.03 Consolidations, Mergers, Joint Ventures and Acquisitions. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, liquidate or dissolve or enter into any consolidation, merger, Acquisition, Joint Venture or other combination, or sell, lease, or dispose of its business or assets as a whole or in such amount as the Required Banks reasonably believe to constitute a substantial portion of its business or assets (whether now owned or hereafter acquired), except that: (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving corporation; (b) any Subsidiary may sell or otherwise transfer all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary; (c) the merger of one or more Wholly-Owned Subsidiaries of the Company with and into Cray Research, Inc. is permitted; and (d) the Company and its Subsidiaries may enter into other Acquisitions or Joint Ventures if (x) the aggregate value of all consideration in any form given by the Company and its Subsidiaries in connection with all such other Acquisitions and Joint Ventures is less than or equal to $500,000,000 during any fiscal year of the Company provided that no more than $250,000,000 of such consideration shall be in the form of cash in any such fiscal year and (y) in the case of any such Acquisition or Joint Venture, no Default or Event of Default shall exist or occur upon and be caused by the consummation thereof; provided, that, nothing in this Section 7.03 is intended to prohibit dispositions permitted pursuant to
Section 7.02.

         7.04  Intentionally Omitted.

         7.05 Use of Proceeds. The Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the proceeds of the extensions of credit hereunder, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act. Notwithstanding anything to the contrary in this Section 7.05 of the Credit Agreement, the Company may use the proceeds of the extensions of credit thereunder to acquire, or to finance its acquisition of, or to cause any Wholly-Owned Subsidiary to acquire, or finance the acquisition of, the common stock of Cray Research, Inc.

Notwithstanding anything to the contrary contained in this Agreement, (a) if any Person or business acquired, as permitted under this Agreement, (the "Acquiree") is subject to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Exchange Act, written evidence of the prior effective approval of such Acquisition by the board of directors or equivalent governing body of the Acquiree shall be obtained and delivered to the Agent and the Banks prior to the use of the Loans or any proceeds thereof for such Acquisition, or (b) if the Acquiree does not meet the qualifications set forth in subclause (a), written evidence of the prior effective approval of such Acquisition by the board of directors or equivalent governing body and the percent of any and all classes of stock or other equity of such Acquiree the approval of which, notwithstanding any provisions in the organization documents of the Acquiree to the contrary, is required by applicable statute to consummate such Acquisition, shall be obtained and delivered to the Agent and the Banks prior to the use of the Loans or any proceeds thereof for such Acquisition.

         7.06 Restricted Payments. The Company shall not, and shall not suffer or permit any of its Subsidiaries to purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants or options to acquire such shares, now or hereafter outstanding; except that (a) the Company may purchase shares of its capital stock, provided, however, that under no circumstances may the Company exchange or transfer more than $250,000,000 during any fiscal year of the Company, or an equivalent amount of other consideration for such purchases in the aggregate during either such period, (b) the Company's Subsidiaries may purchase shares of their capital stock, provided, however, that under no circumstances may the Company or its Subsidiaries exchange or transfer more than $250,000,000 during any fiscal year of the Company, or an equivalent amount of other consideration for such purposes in the aggregate during either such period, and (c) the Company and its Subsidiaries may effect purchases, redemptions or other acquisitions for value of the capital stock of any Subsidiary in connection with a merger, consolidation or other corporate reorganization or restructuring involving the Company and/or its Subsidiaries, provided, such merger, consolidation or other corporate reorganization or restructuring is otherwise permitted by this Agreement.

         7.07 Tangible Net Worth. The Company shall not permit as at the end of any fiscal quarter on a consolidated basis the Tangible Net Worth for the Company to be less than the sum of (a) 75% of the Company's consolidated Tangible Net Worth as of December 31, 1995, plus (b) 50% of quarterly net income for the Company for each fiscal quarter ending subsequent to the fiscal quarter ended December 31, 1995 and on or before such fiscal quarter end, with no reduction for net losses. "Tangible Net Worth" means the gross book value of the assets of the Company (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred charges and other like intangibles) less (i) reserves applicable thereto and (ii) all liabilities (including accrued and deferred income taxes).

         7.08 Leverage Ratio. The Company shall not permit as at the end of any fiscal quarter the Leverage Ratio to exceed 55%.

         7.09 ERISA. The Company shall not (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; or (b) engage in a transaction that could subject the Company or an ERISA Affiliate to liability that could reasonably be expected to result in a Material Adverse Effect under Section 4069 or 4212(c) of ERISA.

         7.10 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business that would result in the Company and its Subsidiaries, taken as a whole, being in lines of business substantially different from those lines of business carried on by the Company and its Subsidiaries, taken as a whole, on the date hereof.

         7.11 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as permitted by GAAP.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.01 Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                  (b) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03,
6.04 or 6.09 or in Article VII, or any
financial or other information described in Sections 6.01 or 6.02 proves to have been incorrect or misleading in any material respect within the context in which such information was given when made (provided that nothing in this clause (c) shall apply to any projections, forward looking information or other similar or related information furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents); or;

                  (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

                  (e) Cross-Default. (i) Any default occurs under any other agreement involving the borrowing of money or the extension of credit under which the Company or any of its Subsidiaries may be obligated as borrower, guarantor, or installment purchaser if (A) such default consists of the failure to pay any Indebtedness or Guaranty Obligation having an aggregate principal amount (including undrawn as committed or available amounts and including amounts owed to all creditors under any combined or syndicated credit arrangement) in excess of $50,000,000 on the date it was due (whether by scheduled maturity, required prepayment, demand or otherwise) or, if applicable, by the last day of the cure period subsequent to said due date (except an obligation which is contested in good faith or as to which a bona fide dispute exists), (B) such default gives to the holder of the obligation concerned the right to accelerate the obligation or (C) such default consists of the failure to pay any Indebtedness or Guaranty Obligation owed to the Bank or (ii) the Company or any Subsidiary fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement, guaranty or instrument relating to such Indebtedness or Guaranty Obligation, other than with respect to any such Indebtedness or Guaranty Obligation of the Company or Subsidiaries in favor of Virtual Funding L.P. and/or obligations arising from master lease agreements and other off-balance sheet financing arrangements, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; (iii) the Company or any of its Subsidiaries disavows any of its Guaranty Obligations or any guaranty of the Company or its Subsidiaries otherwise becomes ineffective;
(iv) the Company or any of its Subsidiaries defaults under any other agreement with respect to Indebtedness incurred by it from the Agent or any Bank; or

                  (f) Insolvency; Voluntary Proceedings. The Company or any of its Subsidiaries (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course (except as permitted under Section 7.03); (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary of the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non- U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                  (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time has resulted or could reasonably be expected to result in a Material Adverse Effect or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount that has resulted or could reasonably be expected to result in a Material Adverse Effect; or

                  (i) Monetary Judgments. One or more final (non- interlocutory) judgments, orders or decrees shall be entered against the Company or any of its Subsidiaries which results in a liability that is not covered by insurance from a third-party insurer in excess of $25,000,000 as to any single or related series of transactions, incidents or conditions, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                  (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree shall be rendered against the Company or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (k)  Change of Control.  There occurs any Change of
Control; or

                  (l) Material Adverse Effect. There occurs a Material Adverse Effect.

         8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Banks,

                  (a) declare the commitment of each Bank to make Committed Loans to be terminated, whereupon such commitments shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                  (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan
Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

         8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

         8.04 Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of any of Sections 7.07 or 7.08 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Company delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.


                                   ARTICLE IX

                                    THE AGENT

         9.01 Appointment and Authorization; "Agent". Each Bank hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.
 Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the

Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         9.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                   (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         9.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         9.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

         9.09 Successor Agent. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks and the Company. If the Agent resigns under this Agreement, the Required Banks shall, subject to the consent of the Company which shall not be unreasonably withheld, appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.
                                       59

         9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the
Agent:

                           (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

                  Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                   (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                  (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         9.11 Co-Agent and Co-Administrative Agent. The Banks identified on the facing page and signature pages of this Agreement as the Co-Agent and the Co-Administrative Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, such Banks shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on such Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.




                                    ARTICLE X

                                  MISCELLANEOUS

         10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Agent at the written request of the Required Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                  (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         10.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and express mailed, faxed or delivered overnight or by hand, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

                  (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.04  Costs and Expenses.  The Company shall:

                   (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agent within 30 Business Days after demand (subject to subsection 4.01(e)) for all reasonable costs and expenses incurred by the Agent (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Agent with respect thereto; and

                  (b) pay or reimburse the Agent, the Arranger and each Bank within 30 Business Days after demand (subject to subsection 4.01(e)) for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, good faith attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         10.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank, Citibank, N.A. and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         10.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank with the Company in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         10.08 Assignments, Participations, Etc. (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, which consents of the Company and the Agent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees

(provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and
(iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500. No Assignee shall be entitled to greater rights or higher recoveries under Sections 3.01, 3.02 or 3.03 than its Assignor.

                  (b) From and after the date that the Agent notifies the assignor Bank and the Company that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assignor Bank shall not relinquish its rights under Sections 10.04 and 10.05 of the Credit Agreement to the extent such rights relate to the time prior to the date of the assignment.


                  (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 10.08(a)), the Company, upon the request of the Agent on behalf of the Assignee, shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The

Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                  (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originator") hereunder and under the other Loan Documents; provided, however, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder, and not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Originator had not sold such participation. No participant shall be entitled to greater rights or higher recoveries under Sections 3.01, 3.02 or 3.03 than the Bank which grants such participation interest to such Participant.

                  (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         10.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, or other fee, due and payable to the Agent, BofA or the Arranger by the Company under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee. If there are insufficient funds in such deposit accounts to cover the amount of the fee then due, such debits will be reversed (in whole or in part, in BofA's reasonable discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent and the Company in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent and the Company shall reasonably request.

         10.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         10.15 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF

THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

         10.16 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         10.18 Confidentiality. Each of the Banks agree to execute and deliver a Confidentiality Agreement in the form of Exhibit K in connection with its entry into this Agreement or upon becoming a party hereto as an Assignee, and any entity that becomes a participant in any Loan shall also execute such Confidentiality Agreement at the time it becomes a participant.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.


                                    SILICON GRAPHICS, INC.



                                    By:
                                        _____________________________________
                                        Title:   Senior Vice President,
                                                 Finance and CFO



                                    By:
                                        _____________________________________
                                        Title:   Vice President, Treasurer


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as Agent



                                    By:
                                        _____________________________________
                                        Title:



                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as a Bank



                                    By:
                                        _____________________________________
                                        Title:


                                    CITICORP USA, INC., as a Bank and
                                    as Co-Administrative Agent



                                    By:
                                        _____________________________________
                                        Title:


                                    THE DAI-ICHI KANGYO BANK, LTD.,
                                    as a Bank and as Co-Agent



                                    By:
                                        _____________________________________
                                        Title:

                                    CHEMICAL BANK



                                    By:
                                        _____________________________________
                                        Title: Vice President


                                    ROYAL BANK OF CANADA



                                    By:
                                        _____________________________________
                                        Title:


                                    THE SUMITOMO BANK, LIMITED, SAN
                                    FRANCISCO BRANCH



                                    By:
                                        _____________________________________
                                        Title:



                                    By:
                                        _____________________________________
                                        Title:


                                    SWISS BANK CORPORATION, SAN
                                    FRANCISCO BRANCH



                                    By:
                                        _____________________________________
                                        Title:



                                    By:
                                        _____________________________________
                                        Title:


                                    THE BANK OF NOVA SCOTIA



                                    By:
                                        _____________________________________
                                        Title:

                                    EXHIBIT A

                           FORM OF NOTICE OF BORROWING


                                                    Date:  _____________, 199__


To: Bank of America National Trust and Savings Association, as Agent for the Banks party to the Credit Agreement dated as of April 12, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Silicon Graphics, Inc., the several financial institutions from time to time party to the Credit Agreement (the "Banks"), and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

         The undersigned, Silicon Graphics, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below:

                  1.  The Business Day of the proposed Committed
         Borrowing is _______________, 199__.

                  2.  The aggregate amount of the proposed Committed
         Borrowing is     $_____________________.

                  3. The Committed Borrowing is to be comprised of $___________ of [Base Rate] [LIBOR Rate] Committed Loans.

                  [4. The duration of the Interest Period for the LIBOR Rate Committed Loans included in the Borrowing shall be _____ months.]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Committed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date;

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Committed
         Borrowing; and

                  (c) The proposed Committed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

                                         SILICON GRAPHICS, INC.



                                         By:
                                            _________________________________
                                         Title:



                                         By:
                                            _________________________________
                                         Title:

                                    EXHIBIT B

                    FORM OF NOTICE OF CONVERSION/CONTINUATION


                                                  Date:  _____________, 199__



To: Bank of America National Trust and Savings Association, as Agent for the Banks party to the Credit Agreement dated as of April 12, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Silicon Graphics, Inc., the several financial institutions from time to time party to the Credit Agreement (the "Banks"), and Bank of America National Trust and Savings Association, as Agent


Ladies and Gentlemen:

         The undersigned, Silicon Graphics, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

                  1.  The Conversion/Continuation Date is ______________,
         199__.

                  2. The aggregate amount of the Loans to be [converted] [continued] is $_______________.

                  [3. In the case of conversion or continuation of a Committed LIBOR Rate Loan, the Specific Borrowing to be continued or converted is [describe details of Borrowing].]

                  3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Committed Loans.

                  [4. The duration of the Interest Period for the LIBOR Rate Committed Loans included in the [conversion]
         [continuation] shall be ___ months.]

                                         SILICON GRAPHICS, INC.


                                         By:
                                            _________________________________
                                         Title:



                                         By:
                                            _________________________________
                                         Title:

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE


                             Silicon Graphics, Inc.
                 Financial Statement Date: ______________, 199__


         Reference is made to that certain Credit Agreement dated as of April 12, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Silicon Graphics, Inc. (the "Company"), the several financial institutions from time to time party to this Credit Agreement (the "Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

         The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that he/she is the _____________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.01(a) of the Credit Agreement.]

         1. Attached as Schedule 1 hereto are true and correct copies of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of the fiscal year ended _______________, 199__ and the related consolidated statements of income shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by the opinion of the Independent Auditor, which opinion (a) states that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) appears to the undersigned Responsible Officer to be not qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records.

                                       or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.01(b) of the Credit Agreement.]

         1. Attached as Schedule 1 hereto are true and correct copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal quarter ended

__________, 199__ and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, which fairly present, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries.

         2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review (to the extent that the undersigned has determined necessary for purposes of submitting this certificate) of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

         3. The Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

         4. The representations and warranties of the Company contained in
Article V of the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date).

         5. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned (on behalf of the Company but not in such person's individual capacity) has executed this Certificate as of ______________, 199__.

                                        SILICON GRAPHICS, INC.



                                        By: _________________________________

                                        Title:

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

                                         Date: ______________, 199__

                                         For the fiscal quarter/year
                                         ended ______________, 199__


Section 7.07 - Tangible - Net Worth      Actual  Required
- -----------------------------------      ------  --------

75% of Tangible Net Worth at 12/31/95    $______  Not less than the sum
                                                  of 75% of Tangible Net
                                                  Worth at 12/31/95
                                                  plus 50% of quarterly
plus                                              net income for each
50% of quarterly net income for each              fiscal quarter ending
fiscal quarter ending after 12/31/95              after 12/31/95 and on
and on or before such quarter end (with           or before such fiscal
no reduction for losses).                $______  quarter end (with no
                                                  reduction for losses).

Total Current Tangible Net Worth         $______

Section 7.08 - Leverage Ratio

Total Debt                               $______  Not greater than 55%.

Total Capitalization                     $______

Leverage Ratio                           _____%

                                    EXHIBIT E

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


        This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of ____________, 199__ is made between __________________
(the "Assignor") and ________________ (the "Assignee").

                                    RECITALS

        WHEREAS, the Assignor is party to that certain Credit Agreement dated as of April 12, 1996 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among Silicon Graphics, Inc. (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

        WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Loans") to the Company in an aggregate amount not to exceed $__________ (the "Commitment");

        WHEREAS, [the Assignor has made Loans in the aggregate principal amount of $__________ to the Company] [no Loans by the Assignor are outstanding under the Credit Agreement]; and

        WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans], in an amount equal to $__________ (the "Assigned Amount"), on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

        1.  Assignment and Acceptance.

                (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) ___% (the "Assignee's Percentage Share") of (A) the Commitment [and the

Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

                (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, that the Assignor shall not relinquish its rights under Sections 10.04 and 10.05 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

                (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

        2.  Payments.

                (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Loans.

                (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section
10.08 of the Credit Agreement.

        3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Assigned Amount [and Loans] shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

        4.  Independent Credit Decision.  The Assignee
(a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

        5.  Effective Date; Notices.

                (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be _____________, 199__ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.08 of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                (iv)  the Assignee shall have complied with
         Section 10.08 of the Credit Agreement (if applicable);

                (v) the processing fee referred to in Section 2(b) hereof and in Section 10.08 of the Credit Agreement shall have been paid to the Agent; and

                (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

                (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

        6. Agent. The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement. [The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

        7. Withholding Tax. The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        8.  Representations and Warranties.

                (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

        9. Further Assurances. The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

        10.  Miscellaneous.

                (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                (b) All payments made hereunder shall be made without any set-off or counterclaim.

                (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

[Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

        IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                      [ASSIGNOR]


                                      By:
                                         _________________________________
                                         Title:


                                      [ASSIGNEE]


                                      By:
                                         _________________________________
                                         Title:

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                    _______________, 19__



Bank of America National Trust
  and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn:  Agency Management Services #5596

Silicon Graphics, Inc.
1395 Charleston Road
Building 18
Mountain View, CA  94039-7311
Attention:  Robert Saltmarsh
            Vice President, Treasurer


Ladies and Gentlemen:

        We refer to the Credit Agreement dated as of April 12, 1996 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among Silicon Graphics, Inc. (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

        1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor [and all outstanding Loans made by the Assignor]) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ ___________ and the aggregate amount of its outstanding Loans is $_____________.

        2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Company to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

        3.  The following administrative details apply to the
Assignee:

                (A)      Notice Address:

                         Assignee name:______________________________
                         Address: ______________________________
                                  _______________________________
                                  _______________________________
                         Attention:  ______________________________
                         Telephone:  (___) __________________________
                         Telecopier:  (___) _________________________
                         Telex (Answerback):  _______________________

                (B)      Payment Instructions:

                         Account No.:      ______________________________
                                  At:      ______________________________
                                           ______________________________
                                           ______________________________
                         Reference:    ______________________________
                         Attention:    ______________________________

        4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

        IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                      Very truly yours,

                                      [NAME OF ASSIGNOR]


                                      By:
                                         _________________________________
                                         Title:


                                      By:
                                         _________________________________
                                         Title:


                                      [NAME OF ASSIGNEE]


                                      By:
                                         _________________________________
                                         Title:


                                      By:
                                         _________________________________
                                         Title:

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


SILICON GRAPHICS, INC.



By:
   __________________________
Title:


By:
   __________________________
Title:


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Agent


By:
   __________________________
   Vice President

                                    EXHIBIT F

                             COMPETITIVE BID REQUEST

                                                          _____________, 199_


Bank of America National Trust
 and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention: Agency Management Services #5596

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of April 12, 1996 (as amended from time to time, the "Credit Agreement"), by and among Silicon Graphics, Inc. (the "Company"), the Banks party thereto (the "Banks"), and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

         This is a Competitive Bid Request for Bid Loans pursuant to Section
2.06 of the Credit Agreement as follows:

         (i)  The Business Day of the proposed Bid Borrowing is
____________, 199_.

         (ii) The aggregate amount of the proposed Bid Borrowing is $_____________.

         (iii) The proposed Bid Borrowing to be made pursuant to Section 2.06 shall be comprised of [LIBOR] [Absolute Rate] Bid Loans.

         (iv) The Interest Period[s] for the Bid Loans comprised in the Bid Borrowing shall be _______________, [_________________] and
[___________________].

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Bid Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date, except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date;

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Bid Borrowing; and

                  (c) The proposed Bid Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

                                      SILICON GRAPHICS, INC.



                                      By:
                                         _________________________________
                                         Title:




                                      By:
                                         _________________________________
                                         Title:

                                    EXHIBIT G

                         INVITATION FOR COMPETITIVE BIDS



Via Facsimile

Date: _____________, 199__.
TO THE BANKS LISTED ON
ANNEX A ATTACHED HERETO


Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of April 12, 1996 (as amended from time to time, the "Credit Agreement"), among Silicon Graphics (the "Company"), the Banks party thereto (the "Banks"), and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

         Pursuant to subsection 2.06(b) of the Credit Agreement, you are hereby invited to submit offers to make Bid Loans to the Company based on the following specifications:

         1.       Date of Bid Borrowing:  _______________, 199_;

         2.       Aggregate amount of Bid Borrowing:  $___________;

         3.       The Bid Loan shall be [LIBOR Bid Loans] [Absolute
Rate Bid Loans]; and

         4.       Interest Period[s]: ____________________,
[________________] and [________________].

         All Competitive Bids must be in the form of Exhibit H to the Credit Agreement and must be received by the Agent no later than 6:30 a.m. (San Francisco time) on ___________, 199_.


                            BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION, as Agent



                            By: _____________________________
                            Title: Vice President

                                     Annex A
                                  TO EXHIBIT G

                                  List of Banks



Bank of America National Trust
 and Savings Association, as a Bank

         Facsimile: (510) 603-7254


Citicorp USA, Inc., as a Bank


         Facsimile: (718) 248-4845


The Dai-Ichi Kangyo Bank, Ltd.


         Facsimile: (212) 912-1879


Chemical Bank


         Facsimile: (212) 622-0136


Royal Bank of Canada


         Facsimile: (212) 428-2301


The Sumitomo Bank, Limited,
 San Francisco Branch


         Facsimile: (415) 397-1475


Swiss Bank Corporation,
 San Francisco Branch


         Facsimile: (415) 956-3882


The Bank of Nova Scotia


         Facsimile: (404) 888-8998

                                    EXHIBIT H

                             FORM OF COMPETITIVE BID

                                                       _______________, 199__

Bank of America National Trust
  and Savings Association,
  as Agent
1455 Market Street, 12th Floor
San Francisco, California  94103
Attention:  Agency Management Services

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of April 12, 1996 (as amended from time to time, the "Credit Agreement") by and among Silicon Graphics, Inc., the Banks signatories thereto, Bank of America National Trust and Savings Association, as Agent, and Citibank, N.A., as Co-Agent. Capitalized terms used herein have the meanings specified in the Credit Agreement.

         In response to the Competitive Bid Request of the Company dated ___________, 199__ and in accordance with subsection 2.06(c)(ii) of the Credit Agreement, the undersigned Bank offers to make Bid Loan[s] thereunder in the following principal amounts[s] at the following interest rates for the following Interest Period[s]:

Date of Bid Borrowing:  _____________________, 199__

Aggregate Maximum Bid Amount:  $________________

Principal                  Principal                 Principal
Amount $__________         Amount $__________        Amount $__________

Interest:                  Interest:                 Interest:
[Absolute                  [Absolute                 [Absolute
Rate __%, __%, __%]        Rate __%, __%, __%]       Rate __%, __%, __%]

or                         or                        or

[LIBOR                     [LIBOR                    [LIBOR
Margin +/-___%,            Margin +/-___%,           Margin +/-___%,
+/- ___%, +/-___%]         +/- ___%, +/-___%]        +/- ___%, +/-___%]

Interest                   Interest                  Interest
Period ___________         Period __________         Period __________

                                 [NAME OF BANK]


                                       By: ______________________________
                                       Title: ___________________________

                                    EXHIBIT I

                     FORM OF COMMITTED LOAN PROMISSORY NOTE


$___________________                           ______________, 199__


         FOR VALUE RECEIVED, the undersigned, Silicon Graphics, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of _________________________ (the "Bank") the principal sum of ___________________
Dollars ($___________________) or, if less, the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of April 12, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Bank, the other financial institutions from time to time party thereto (the "Banks"), and Bank of America National Trust and Savings Association, as Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Committed Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         The Bank is authorized to endorse the amount and the date on which each Committed Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (this "Note").

         This Note is one of the Committed Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

         This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

                             SILICON GRAPHICS, INC.



                                            By:
                                               _____________________________
                                            Title:



                                            By:
                                               _____________________________
                                            Title:

                                    EXHIBIT J

                        FORM OF BID LOAN PROMISSORY NOTE


$___________________                                ______________, 199__

         FOR VALUE RECEIVED, the undersigned, Silicon Graphics, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of _________________________ (the "Bank") the principal sum of ___________________
Dollars ($___________________) or, if less, the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of April 12, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Bank, the other financial institutions from time to time party thereto (the "Banks"), and Bank of America National Trust and Savings Association, as Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Bid Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         The Bank is authorized to endorse the amount and the date on which each Bid Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (this "Note").

         This Note is one of the Bid Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

         This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

                             SILICON GRAPHICS, INC.



                                            By:
                                               _____________________________
                                            Title:



                                            By:
                                               _____________________________
                                            Title:

                                      J-2